Exhibit 99.2

Non-GAAP Financial Measures

In Exhibit 99.1 to this Form 8-K, we use the financial measures “EBITDA,”  “Disclosure Statement Adjusted EBITDA” and “Adjusted EBITDA,” which are derived from our consolidated financial information but are not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (SEC) rules.  These measures are included in certain tables and charts in Exhibit 99.1 to this Form 8-K on pages 7, 8, 40, 45, 46, 53, 54, 60, 67, 68 and 75, which should be read in conjunction with the following information and reconciliations to the most directly comparable GAAP financial measure.  EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures that exclude from net income (loss) certain items as defined:

•      EBITDA is defined as net income (loss) adjusted for

•      Income Taxes

•      Goodwill and other intangible asset impairment charges

•      Interest expense, net

•      Depreciation, depletion and amortization

•      Fresh start accounting -  inventory write-up

•      Disclosure Statement Adjusted EBITDA is defined as EBITDA adjusted for:

•      Loss on early extinguishment of debt

•      SRC and S-MBI discount expense

•      Restructuring charges

•      Non-cash foreign exchange gain or loss

•      Litigation settlements, net

•      Gain or loss on sale of fixed assets

•      Non-cash income and gains

•      Debtor-in-possession (DIP) financing fees

•      2009 Long term incentive plan (LTIP) emergence plan

•      Chapter 11/Canada Companies Creditor Arrangement Act (CCAA) expenses including professional fees, accounts payable settlement gains and provision for rejected leases and contracts.

•      Energy Tax Credit

•      Adjusted EBITDA is defined as Disclosure Statement Adjusted EBITDA adjusted for :

•      Black liquor credit cost

•      Non-cash compensation

•      Prepetition hedges

We use these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. These non-GAAP measures of operating results are reported to our board of directors, chief executive officer and our chief operating officer and are used to make strategic and operating decisions and assess performance.  These non-GAAP measures are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations.  We also believe these non-GAAP measures are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance from period to period and against the performance of other companies in our industry. Our creditors also use these measures to evaluate our ability to service our debt. The use of these non-GAAP financial measures is beneficial to these stakeholders because they exclude certain unusual or non-recurring items that management believes are not indicative of the ongoing operating performance of our business, and including them would distort comparisons to our past operating performance.  Accordingly, we have excluded the adjustments, as detailed below, for the purpose of calculating these non-GAAP measures.

The following is an explanation of each of the adjustments that we have excluded to arrive at EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA, as well as the reasons management believes each of these items is non-recurring and not indicative of operating performance:

•      Goodwill and Other Intangible Assets Impairment Charges — As the result of the significant decline in value of our equity securities and our debt instruments and downward pressure placed on earnings by the weakening U.S. economy, we recognized impairment charges on goodwill and other intangible assets of $2,757 million, net of income taxes, in the fourth quarter of 2008.  These charges were not considered indicative of future operating performance and were not used by us to assess our operating performance.

•      Fresh Start Accounting - Inventory Write-up — In 2010, we expect to record higher cost of goods sold related to inventory which will be recorded in fresh start accounting at its fair value. These costs were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      Loss on Early Extinguishment of Debt —  In 2007 and 2006, these losses represent unamortized deferred debt issuance cost and call premiums charged to expense in connection with our financing activities in 2007 and 2006. In the first quarter of 2009, a loss was recorded to write-off the unamortized deferred debt issuance costs related to the repayment of certain industrial revenue bonds. These losses were not considered indicative of future operating performance because they related to specific financing activities and were not used by us to assess our operating performance.

•      SRC and S-MBI Discount Expense — This expense relates to our U.S. and Canadian accounts receivable securitization programs.  In January 2009, in conjunction with the filing of the Chapter 11 Petition and the Canadian Petition, the accounts receivable securitization programs were terminated.  These costs were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      Non-Cash Foreign Exchange Gain or Loss —The functional currency for our Canadian operations is the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.  We excluded the impact of foreign currency exchange gains and losses for all periods presented because the impact of foreign exchange is highly variable and difficult to predict from period to period and is not tied to our operating performance.  These gains or losses are not considered indicative of future operating performance and are not used by us to assess our operating performance.

•      Gain or Loss on Sale of Assets —These amounts represent gains and losses, and related tax impacts, which we recognized related to the sale of non-strategic assets.  In connection with the sale of a mill in 2007, we recorded a loss of $97 million, net of income tax. These gains and losses were not considered indicative of future operating performance and were disregarded by management in assessing operating performance.

•      Restructuring Charges — These adjustments represent the write-down of assets, primarily property, plant and equipment to estimated net realizable values, the acceleration of depreciation for equipment to be abandoned or taken out of service, severance costs and other costs associated with our restructuring initiatives. These expenses were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      Litigation settlement, net - These charges are attributable to certain litigation matters. These amounts represent significant charges and do not reflect expected on-going operating expenses.

•      DIP Financing Fees — DIP debt issuance costs of $63 million were incurred during the first quarter of 2009 in connection with entering into the DIP credit agreement. These costs were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      2009 LTIP Emergence Plan — In 2010, we will incur a bonus expense directly related to the process of reorganizing under Chapter 11 and the CCAA. This forecasted expense was not considered indicative of our on-going operating performance and was excluded by management in assessing our future operating performance.

•      Chapter 11/CCAA Expenses - In 2009, we incurred reorganization expenses directly related to the process of reorganizing under Chapter 11 and the CCAA. These expenses were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      Energy Tax Credit — The U.S. Internal Revenue Code allows an excise tax credit for alternative fuel mixtures produced by a taxpayer for sale, or for use as a fuel in a taxpayer’s trade or business.  The credit expired on December 31, 2009.  During 2009, we recorded other operating income of $633 million, net of fees and expenses.  We do not expect to record energy tax credits in future periods. This income was not considered indicative of our on-going operating performance and was excluded by management in assessing our operating performance.

•      Black Liquor Credit Cost — In connection with the energy tax credit, we incurred incremental costs of $69 million in 2009. We do not expect to record these costs in future periods.  These costs were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•      Non-Cash Compensation - This cost is related to stock compensation expense which is not paid in cash.  Stock compensation expense was excluded because management believes this allows us to better evaluate our ability to service our debt.

•      Prepetition Hedges - The filing of our Chapter 11 Bankruptcy Petition and the Canadian Petition in January 2009 effectively terminated all existing derivative instruments.  Termination fair values were calculated based on the potential settlement value.  The related losses, which were expensed during 2009, were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA have certain material limitations associated with their use as compared to net income (loss).  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, as discussed above.  In addition, these non-GAAP financial measures may differ from calculations of other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA only as supplemental measures of our operating performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

We believe that providing these non-GAAP measures in addition to the related GAAP measures provides investors greater transparency to the information our management uses for financial and operational decision-making and allows investors to see our results as management sees them. We also believe that providing this information better enables investors to understand our operating performance and to evaluate the methodology used by our management to evaluate and measure our operating performance, and the methodology and financial measures used by our board of directors to assess management’s performance.

The financial presentation on Table 1 below includes a reconciliation of loss from continuing operations, the most directly comparable GAAP financial measure, to EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA, respectively. The financial presentations on Table 2 and Table 3 below include a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA, Disclosure Statement Adjusted EBITDA and Adjusted EBITDA, respectively.

TABLE 1

Reconciliation to GAAP Financial Measures

Adjusted EBITDA - Historical

(In millions)

	2005	2006	2007	2008

Loss from continuing operations	$(378)	$(70)	$(103)	$(2,818)
Income taxes	(241)	(40)	27	(177)
Income from discontinued operations before income taxes (1)	86	23	0	0
Goodwill & other intangible asset impairment charges	0	0	0	2,761
Interest expense, net	345	341	285	262
Depreciation, depletion and amortization	408	377	360	357

EBITDA	220	631	569	385

Loss on early extinguishment of debt	0	28	29	0
SRC & S-MBI discount expense	18	27	27	17
Restructuring charges	321	43	16	67
Pension Curtailment	0	0	(3)	0
Non-cash foreign exchange (gain) loss	9	(1)	52	(36)
Litigation settlements, net	36	0	0	8
(Gain) loss on sale of fixed assets	1	(24)	65	(2)
Other (Note 2)	0	3	0	0

Disclosure statement adjusted EBITDA (3)	605	707	755	439

Non-cash compensation	12	25	21	3

Adjusted EBITDA (4)	$617	$732	$776	$442

(1) Income from discontinued operations before income taxes for 2005 excludes $1 million of interest expense allocated to discontinued operations.

(2) Income from discontinued operations before income taxes for 2006 includes $3 million of expenses related to the sale of the Consumer Packaging division.

(3) Adjusted EBITDA as reported in the Disclosure Statement, filed December 22, 2009.

(4) Adjusted EBITDA as defined in the new Credit Agreement for 2009.

TABLE 2

Reconciliation to GAAP Financial Measures

Adjusted EBITDA - 2009 (1)

(In millions)

				Forecast	LTM	LTM	LTM	Forecast
	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2009	Q2 2009	Q3 2009	2009

Net income (loss)	$(214)	$157	$69	$(221)	$(3,019)	$(2,825)	$(2,821)	$(209)
Income taxes	1	4	(2)	2	(158)	(134)	(38)	5
Goodwill & other intangible asset impairment charges	0	0	0	0	2,761	2,761	2,761	0
Interest expense, net	71	74	72	64	270	283	292	281
Depreciation, depletion and amortization	90	92	91	91	360	364	365	364
Fresh start accounting - inventory write-up	0	0	0	0	0	0	0	0

EBITDA	(52)	327	230	(64)	214	449	559	441

Loss on early extinguishment of debt	20	0	0	0	20	20	20	20
SRC & S-MBI discount expense	1	0	0	0	12	8	4	1
Restructuring charges	12	12	16	287	75	78	80	327
Non-cash foreign exchange (gain) loss	(3)	2	11	2	(24)	(26)	(7)	12
(Gain) loss on sale of fixed assets	1	0	2	0	0	0	3	3
Non-cash income and gains	1	0	0	(14)	1	1	1	(13)
DIP financing fees	63	0	0	0	63	63	63	63
2009 LTIP emergence plan	0	0	0	0	0	0	0	0
Chapter 11/CCAA expenses:
Professional fees	16	16	12	12	16	32	44	56
Accounts payable settlement gain	(1)	(2)	(5)	(2)	(1)	(3)	(8)	(10)
Provision for rejected leases and contracts	40	25	8	4	40	65	73	77
Energy tax credit	0	(276)	(179)	(178)	0	(276)	(455)	(633)

Disclosure statement adjusted EBITDA (2)	98	104	95	47	416	411	377	344

Black liquor credit cost	9	18	17	25	9	27	44	69
Non-cash compensation	2	3	2	2	0	(1)	8	9
Pre-petition hedges	22	20	7	5	22	42	49	54

Adjusted EBITDA (3)	$131	$145	$121	$79	$447	$479	$478	$476

(1) LTM is defined as last twelve months.

(2) Adjusted EBITDA as reported in the Disclosure Statement, filed December 22, 2009. In the accompanying Exhibit 99.1 to this Form 8-K, Q2 09 is presented as $144 million. In this table, Q2 09 is rounded to $145 million. The impacted LTM quarters for 2009 and 2010 were adjusted for the $1 million rounding.

(3) Adjusted EBITDA as defined in the new Credit Agreement for 2009.

TABLE 3

Reconciliation to GAAP Financial Measures

Adjusted EBITDA - Forecast 2010 through 2014 (1)

(In millions)

	Forecast	Forecast	Forecast	Forecast	LTM	LTM	LTM	Forecast	Forecast	Forecast	Forecast	Forecast
	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2010	Q2 2010	Q3 2010	2010	2011	2012	2013	2014

Net income (loss)	$(151)	$(61)	$47	$41	$(146)	$(364)	$(386)	$(124)	$43	$98	$116	$134
Income taxes	0	0	0	0	4	0	2	0	32	62	71	81
Goodwill & other intangible asset impairment charges	0	0	0	0	0	0	0	0	0	0	0	0
Interest expense, net	63	25	25	25	273	224	177	138	99	98	97	96
Depreciation, depletion and amortization	85	85	85	85	359	352	346	340	342	344	344	344
Fresh start accounting - inventory write-up	0	30	0	0	0	30	30	30	0	0	0	0

EBITDA	(3)	79	157	151	490	242	169	384	516	602	628	655

Loss on early extinguishment of debt	14	0	0	0	14	14	14	14	0	0	0	0
SRC & S-MBI discount expense	0	0	0	0	0	0	0	0	0	0	0	0
Restructuring charges	5	5	5	5	320	313	302	20	20	20	20	20
Non-cash foreign exchange (gain) loss	0	0	0	0	15	13	2	0	0	0	0	0
(Gain) loss on sale of fixed assets	0	0	0	0	2	2	0	0	0	0	0	0
Non-cash income and gains	0	0	0	0	(14)	(14)	(14)	0	0	0	(3)	(28)
DIP financing fees	0	0	0	0	0	0	0	0	0	0	0	0
2009 LTIP emergence plan	7	0	0	0	7	7	7	7	0	0	0	0
Chapter 11/CCAA expenses:
Professional fees	15	10	0	0	55	49	37	25	0	0	0	0
Accounts payable settlement gain	0	0	0	0	(9)	(7)	(2)	0	0	0	0	0
Provision for rejected leases and contracts	0	0	0	0	37	12	4	0	0	0	0	0
Energy tax credit	0	0	0	0	(633)	(357)	(178)	0	0	0	0	0

Disclosure statement adjusted EBITDA (2)	38	94	162	156	284	274	341	450	536	622	645	647

Black liquor credit cost	0	0	0	0	60	42	25	0	0	0	0	0
Non-cash compensation	2	7	5	4	9	13	16	18	18	24	22	21
Pre-petition hedges	1	0	0	0	33	13	6	1	0	0	0	0

Adjusted EBITDA (3)	$41	$101	$167	$160	$386	$342	$388	$469	$554	$646	$667	$668

(1) LTM is defined as last twelve months.

(2) Adjusted EBITDA as reported in the Disclosure Statement, filed December 22, 2009.

(3) Adjusted EBITDA as defined in the new Credit Agreement for 2009.